(ARENT FOX LETTERHEAD)


                                                  October 1, 1997




Atlantic Gulf Communities Corporation
2601 South Bayshore Drive
Miami, Florida 33133-5461
Attn: Thomas W. Jeffrey, Executive Vice President

Gentlemen:

         As counsel to Atlantic Gulf Communities Corporation (the "Company") we have reviewed the Federal income Tax Considerations section (the "Tax Summary") of the Registration Statement on Form S-3, as amended (Registration No. 333-31939).

         Based on the information set forth in the Prospectus and assuming the issuance of the Rights (as defined in the Registration Statement) in the manner and on the terms and conditions described in the Registration Statement, it is our opinion that the Tax Summary accurately summarizes the tax consequences to a Stockholder or 1996 Holder (both as defined in the Registration Statement) receiving, holding, exercising or selling (i) the Rights and (ii) Units acquired through exercise of the Rights.

         Our opinion is based upon existing law, regulations, and judicial and administrative interpretations thereof. Our opinion is not binding on the Internal Revenue Service or any court and there can be no assurance that the Internal Revenue Service will agree with our opinion.

         We consent to the filing of a copy of this letter as an exhibit to the Registration Statement and to the reference to us in the Tax Summary. In giving this consent, we do not thereby admit that we come within the category of persons



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Atlantic Gulf Communications Corporation
October 1, 1997
Page 2


whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                Very truly yours,

                                                ARENT FOX KINTNER PLOTKIN & KAHN


                                            By: /s/ JOHN C. MCCOY
                                               ---------------------------------
                                                    John C. McCoy